Exhibit (d)(16)
WAIVER AGREEMENT
This Waiver Agreement (this “Waiver”), dated as of March 25, 2024, is being provided by CONX Corp. (the “Company”), to the undersigned stockholder of the Company. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Letter Agreement (as defined below).
WHEREAS, reference is made to (a) that certain Letter Agreement, dated as of October 29, 2020 (the “Letter Agreement”), by and between the Company and nXgen Opportunities, LLC (the “Sponsor”);
WHEREAS, pursuant to the Letter Agreement, the Sponsor has agreed not to Transfer any Founder Shares (or any shares of Class A Common Stock issuable upon conversion thereof) prior to the expiration of the Founder Shares Lock-up Period; and
WHEREAS, the Company has determined that it is in the interests of the Company to waive certain restrictions on Transfer under the Letter Agreement on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the premises set forth above and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned hereby agrees as follows:
1.
Waiver.   The restrictions set forth in Section 7(a) of the Letter Agreement are hereby waived solely with respect to 9,375,000 of the Founder Shares held by the Sponsor (the “Waiver Shares”) to allow the Sponsor to Transfer any or all Waiver Shares without regard to such restrictions; provided, however, that such waiver shall apply and be effective only upon the Closing, as such term is defined in the Purchase and Sale Agreement, dated as of March 10, 2024, by and between the Company and EchoStar Real Estate Holding L.L.C.

2.
Amendment; Waiver; Modification.   Except as expressly provided herein, this Waiver shall not constitute an amendment, modification or waiver of any provision of the Letter Agreement or any rights or obligations of any party under or in respect of the Letter Agreement. Except as set forth herein, the Letter Agreement shall continue in full force and effect. This Waiver shall be subject to, shall form a part of, and shall be governed by, the terms and conditions set forth in the Letter Agreement.

3.
Miscellaneous.   The provisions of Section 16, Section 17 and Section 18 of the Letter Agreement are hereby incorporated herein by reference and shall apply mutatis mutandis.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have signed this Waiver as of the date first above written.
CONX CORP.
By:
/s/ Jason Kiser

Name:
Jason Kiser

Title:
Chief Executive Officer

NXGEN OPPORTUNITIES, LLC
By:
/s/ Charles Ergen

Name:
Charles Ergen

Title:
Managing Member

[Signature Page to Waiver Agreement]